Exhibit 99.1

0 NEW YORK CITY REIT First Quarter Investor Presentation 9 Times Square - New York, NY _

First Quarter 2022 Highlights

NEW YORK CITY REIT

NYC is a real estate investment trust with a high-quality portfolio of real estate assets focused on the Manhattan market and is supported by a robust Advisor platform that has diligently navigated through the COVID-19 pandemic resulting in portfolio Cash Rent collection at nearly 100%, maintained and enhanced a credit worthy tenant base and delivered exceptional investor returns since 2021

High-Quality Manhattan Focused Portfolio

- ✓ Portfolio Occupancy[1] of 84% with a weighted average Remaining Lease Term[1] of 6.8 years
- ✓ Tenant base featuring Investment Grade and government agency tenants with core commercial business
- ✓ Top 10 tenants[2] are 71% Investment Grade rated and have a Remaining Lease Term of 9.5 years
- ✓ Well balanced and long-term lease maturity schedule with 36% of leases expiring after 2030

Increasing Financial Performance[3][4]

- ✓ Year over year, total portfolio Cash Rent[1] collection improved from 87% to 98%[5] as Approved Agreements expired and tenants resumed paying original Cash Rent due
- ✓ Year over year, Adjusted EBITDA[1] and Cash NOI improved to $2.7 million from $1.8 million and $5.7 million from $5.6 million, respectively
- ✓ Weighted average debt maturity of 4.9 years and moderate Net Leverage[1] of 40%
- ✓ 100% of NYC's debt is fixed rate debt and no maturities through 2023

Continued Leasing Activity[6]

- ✓ Q1'22 Occupancy increase of 1.5%, including a nearly 3% Occupancy increase at 9 Times Square
- ✓ NYC's Leasing Pipeline[1] is expected to increase Occupancy by 1.6% and straight-line rent by $0.9 million
  - ❖ NYC's Leasing Pipeline includes one Knotel replacement lease for 4,700 SF that would result in 76% of all of Knotel's former space replaced
- ✓ Since Knotel's lease termination in January 2021 and through Q1'22, NYC replaced 69% of the total space and 64% of the straight-line rent formerly derived from Knotel with creditworthy, rent-paying tenants[6]

Strong Investor Returns[7]

- ✓ Since 2021, NYC investors have benefited from an exceptional Total Return[1] of 72% that compares favorably when compared to several peer and index benchmarks
- ✓ NYC overperformed the S&P 500 by over 47% and a group of New York City focused REIT peers by over 42%
- ✓ Management believes that there is significant upside for NYC as New York City continues to rebound and management leases available space to creditworthy tenants

NYC's independent board members and the Advisor and its affiliates have each separately demonstrated its depth of commitment to NYC's long-term value by increasing ownership in NYC. As of May 1st 2022, NYC's independent board members owned over 57,000 shares of NYC and separately, NYC's Advisor and its affiliates owned over 1,500,000 shares of NYC

1) See appendix for a full description of capitalized terms and Non-GAAP reconciliations.
2) Refer to slide 11 – Top 10 Tenant Investment Grade Profile.
3) Refer to slide 15 – Capital Structure and Q1'22 Financial Results for further information regarding our capital structure and liquidity.
4) Refer to slide 25 – Forward Looking Statements for risks related to our financial performance.
5) Refer to slide 14 – Continued Cash Rent Collection Success for additional information. Total rent collected during the period includes both original Cash Rent due and payments made by tenants pursuant to rent deferral agreements.
6) Refer to slide 12 – Proactive Asset Management for additional information.
7) Refer to slide 3 – Case Study: Exceptional Investor Returns Since 2021.

1

NYC Generated Significant Value For Shareholders in 2021

NYC NEW YORK CITY REIT

In 2021, NYC's Board of Directors, led by Elizabeth Tuppeny, and in conjunction with the Advisor, continued to execute on the Company's strategic initiatives and operational momentum by mitigating adverse impacts from COVID-19 by focusing on proactive asset management, increasing Cash Rent[1] collection and completing new and renewal leases. As a result, NYC shareholders benefited from a 72% Total Return[2] since 2021

2021 Highlights

Proactive Asset and Property Management

- In Q1'21, Knotel, a former top 10 tenant, filed for bankruptcy and terminated all of their leased space with NYC
  - ✓ *Since termination, NYC executed new and expansion leases that replaced 69% of the square feet and 64% of the straight-line rent formerly from Knotel*
- In Q4'21, NYC executed a termination agreement with Icon Parking and Quik Park, two non-compliant tenants, and immediately backfilled the space with a new operator, City Parking
  - ✓ *In Q2'22, City Parking extended its license agreements and will continue its operations through October 2022*

Successful Navigation Throughout COVID-19

- Since Q4'20 and through Q4'21, NYC increased its Cash Rent collection rate by 15% to 97%[1]
  - ✓ *Q1'22 portfolio Cash Rent collection of 98%*
- Diligently and proactively communicated with tenants to help them navigate the COVID-19 pandemic and mitigate adverse economic impacts
  - ✓ *In 2021, NYC executed two percentage rent deals with two key retail tenants. Since execution, both tenant's operations have performed exceptionally well and returned to paying near full original Cash Rent due*

Impactful Leasing Activity

- In 2021, NYC completed 17 new leases totaling over 200,000 square feet and $7.4 million of straight-line rent
  - ✓ *NYC also executed four lease renewals in 2021, including a five-year lease extension in Q4'21 with an Aa2 credit rated tenant that increased the Annualized Straight-line Rent[3] from the tenant by $0.3 million as of December 31, 2021*
- Q2'22 forward Leasing Pipeline of 18,000 SF that includes three executed new leases and one executed LOI for former Knotel space
  - ✓ *The Leasing Pipeline is expected to increase portfolio Occupancy from 84% to 86%, once pipeline leases commence*

Strong Shareholder Returns[2]

- NYC outperformed the S&P 500 by over 47% and a group of New York City focused REIT peers over 42%[2]
  - ✓ *NYC 2021 Total Return of 72%*
  - ✓ *New York City focused REIT peer performance of 29%*
  - ✓ *Index Group Performance of 21%*
- As of May 1st, 2022, NYC's independent board members owned over 57,000 shares of NYC and separately, NYC's Advisor and its affiliates owned over 1,500,000 shares of NYC, demonstrating their depth of commitment to NYC's long-term value by increasing ownership in NYC

1) Refer to slide 14 - Continued Cash Rent Collection Success for additional information.
2) Refer to slide 3 - Case Study: Exceptional Investor Returns Since 2021.
3) See appendix for a full description of capitalized terms.

2

Case Study: Exceptional Investor Returns Since 2021

NYC NEW YORK CITY REIT

Since 2021 and through geopolitical and economic headwinds, NYC's investors have benefited from an exceptional Total Return of 72% which compares exceptionally well to several peer and index benchmarks, including New York City office peers and the S&P 500 Index

Symbol / Index	Name	Type	Total Return Since 2021	Out Performance
NYC	**New York City REIT Inc.**	**Office REIT**	**71.8%**	
SLG	SL Green Realty Corp.	Office REIT	47.1%	*24.7%*
ROOF	US Real Estate Small Cap ETF	Small-Cap Real Estate ETF	32.0%	*39.8%*
VNO	Vornado Realty Trust	Office REIT	31.5%	*40.3%*
PGRE	Paramount Group Inc.	Office REIT	28.3%	*43.5%*
CUZ	Cousins Properties Inc.	Office REIT	27.6%	*44.2%*
OPI	Office Properties Income Trust.	Office REIT	27.2%	*44.6%*
S&P 500	S&P 500 Index	S&P 500 Index	24.6%	*47.2%*
S&P 600	S&P Small-Cap 600 Index	S&P 600 Index	21.0%	*50.8%*
IJR	iShares Core S&P Small-Cap ETF	Small-Cap Index ETF	20.6%	*51.2%*
ESRT	Empire State Realty Trust Inc.	Office REIT	10.5%	*61.3%*
RUT 2000	Russell 2000 Index	FTSE Russell Small-Cap Index	7.8%	*64.0%*
EQC	Equity Commonwealth	Office REIT	4.7%	*67.1%*
New York City Office Peer Group[(1)] Performance			**29.4%**	*42.5%*
Office REIT Peer Group[(2)] Performance			**25.3%**	*46.5%*
Index Group[(3)] Performance			**21.2%**	*50.6%*

NYC's Total Return of 72% since 2021 outperformed the S&P 500 by over 47% and a group of New York City focused REIT peers by over 42%

Source: S&P Capital IQ. Total Return calculated over the period beginning on January 1, 2021 through March 31, 2022. Total Return is calculated by taking the ending share price less the beginning share price plus dividends paid divided by the beginning share price, shown as a percentage.

1) Peer group includes SLG, VNO, ESRT and PGRE.
2) Peer group includes SLG, CUZ, OPI, VNO, ESRT, PGRE and EQC.
3) Index group includes ROOF, S&P 500, S&P 600, IJR and RUT 2000.

3

Manhattan Focused Portfolio

$854 million portfolio of real estate investments featuring a diverse tenant mix across eight mixed-use office and retail condominium buildings that are primarily located in Manhattan

Portfolio Metrics

Metric *($ and SF in mm)*	Q1'22
Real Estate Investments, at Cost	$853.7
Number of Properties	8
Total Square Feet	1.2
Annualized Straight-line Rent	$59.3
Occupancy	84.4%
Weighted Average Lease Term Remaining	6.8 Years

Top 10 Tenants' Credit Ratings(1)



15%
13%
71%
Investment Grade
Non Investment Grade
Not Rated

Tenant Industry Diversity(2)



Professional Services 5%
Office Space 2%
Healthcare Services 5%
Technology 6%
Fitness 6%
Services 6%
Non-profit 11%
Retail 12%
Government / Public Administration 13%
Financial Services 29%

Lease Expiration Schedule(2)



11%
7%
10%
11%
6%
6%
6%
5%
3%
36%
2022
2023
2024
2025
2026
2027
2028
2029
2030
Thereafter

1) Ratings information is as of March 31, 2022. Weighted based on annualized straight-line rent as of March 31, 2022. NYC's top 10 tenants are 51% actual Investment Grade rated and 20% implied Investment Grade. Refer to slide 10 – Top 14 Tenants and Definitions in the appendix for additional information.
2) Based on Annualized Straight-Line Rent feet as of March 31, 2022.

4

5 Leading New York City Market Position NYC’s portfolio of eight mixed - use offices and retail condominiums is the leading “pure - play” publicly traded REIT focused on New York City real estate Total Portfolio SF (mm) (1) 5 New York City Office and Retail Exposure (2) New York City Office Exposure (2) Other Exposure Observatory Source: Company and peer metrics as of March 31, 2022 . 1) Reflects total portfolio and not pro rata square feet. 2) All metrics reflect at share ownership. NYC based on annualized straight - line rent. ESRT based on LTM revenue from Observatory a nd annualized rent for all other assets. SLG based on annualized contractual rent. PGRE based on annualized rent at share. VN O based on annualized NOI at share. 1.2 10.2 25.9 33.3 12.9 74.1% 82.0% 62.6% 68.1% 80.1% 91.8% 80.9% 71.2% 8.9% 65.3% 8.9% 99.1%

Well-Positioned Portfolio Compared to Peers

NYC NEW YORK CITY REIT

71% Investment Grade rated[1] top 10 tenant base that is complemented by a balance of tenants with attractive industry exposures and long-term leases

Highlights

- ✓ NYC's top ten tenants are 71% actual or implied Investment Grade rated and feature leases to large corporate tenants and government agencies
- ✓ 36% of leases expire after 2030, limiting the impact of near-term lease expirations
- ✓ Strong underlying tenant base with 42% of NYC's tenants operating in industries with the lowest unemployment rates

Share of Top 10 Tenants Investment Grade[1]



80%
71%
61%
55%
41%
SLG
NYC
ESRT
VNO
PGRE

Lease Expirations After 2030[2]



38%
36%
34%
28%
26%
PGRE
NYC
VNO
SLG
ESRT

Tenants Operating in Industries with Stable Employment[3]



Government
Financial Activities
42%
29%
13%
40%
40%
40%
37%
3%
30%
28%
2%
18%
16%
2%
NYC
PGRE
SLG
VNO
ESRT

Sources: Company filings; U.S. Bureau of Labor Statistics as of March 31, 2022. Note: Company and peer metrics as of March 31, 2022 unless otherwise indicated.

1) Based on annualized straight-line rent as of March 31, 2022. NYC's top 10 tenants were 51% actual Investment Grade rated and 20% implied Investment Grade rated tenants. Peer tenant percentages are only comprised of actual Investment Grade ratings.
2) For Company and Peers, based on annualized straight-line rent as of March 31, 2022.
3) In April 2022, the U.S. Bureau of Labor Statistics reported that Government and Financial Activities had the two lowest unemployment rates of 1.5% and 1.9% respectively, compared to total unemployment of 3.3%. Unemployment rates based on unemployed persons by industry, not seasonally adjusted. Industry concentration for NYC based on SLR. ESRT, PGRE and VNO based on annualized rent. SLG based on contractual cash rent. VNO reflects New York City assets only as of December 31, 2021.

6

Conservative Capital Structure

NYC NEW YORK CITY REIT

NYC's capital structure features limited near-term debt maturities, 100% fixed rate debt and conservative Net Leverage of 40%

Capital Structure Highlights

- ✓ NYC's capital structure is composed of fixed rate mortgage debt with a weighted average debt maturity of five years
- ✓ Conservative Net Leverage of 40% and limited near-term debt maturities
- ✓ NYC believes that its debt capital structure of fixed rate mortgage debt with limited matures through 2025 will prove favorable with U.S. interest rates on the rise

Net Leverage[(1)]



40%
42%
49%
54%
67%
NYC
PGRE
SLG
ESRT
VNO

Debt Maturities Through 2025



12%
18%
32%
39%
52%
NYC
ESRT
PGRE
SLG
VNO

Percentage of Fixed Rate Debt



100%
95%
88%
80%
48%
NYC
ESRT
PGRE
SLG
VNO

Source: Company filings. Note: Company and peer metrics as of March 31, 2022.

1) For the Company, represents total mortgage notes payable, gross of $399.5 million minus cash and cash equivalents of $10.3 million (excluding restricted cash) divided by total assets of $810.2 million plus accumulated depreciation and amortization of $164.7 million as of March 31, 2022. For peers, represents total debt, plus preferred equity, minus cash and cash equivalents divided by total assets plus accumulated depreciation and amortization, at cost, as of March 31, 2022.

7

8 Leading Companies Returning To The Office 8 As positive COVID - 19 cases dissipate and adverse impacts from the virus become more limited, leaders in business have been focused on rolling back restrictions and returning to pre - pandemic lifestyles, including the use of office space Have Returned Plan To Return Source: Commercial Observer, Cushman & Wakefield Research, and Build Remote.

9 9 Real Estate Portfolio Highlights

10 10 Detailed Property Summary Note: Data as of March 31, 2022. Portfolio Real Estate Assets, at cost ($ mm) Occupancy Remaining Lease Term (in years) % of Annualized Straight - Line Rent % of Portfolio Square Feet 123 William Street $289.4 92% 6.0 38% 47% _ 9 Times Square $185.9 62% 7.0 14% 14% _ 1140 Avenue of the Americas $175.4 76% 6.4 27% 21% _ 196 Orchard Street $89.3 100% 13.1 12% 5% _ 400 E. 67th Street $73.6 100% 2.6 7% 5% _ 200 Riverside Blvd. $19.3 100% 0.1 1% 5% _ 8713 Fifth Avenue $15.8 69% 2.0 1% 2% _ 421 W. 54th Street – Hit Factory $5.0 0% 0.0 0% 1% _ Total Portfolio $853.7 84% 6.8 100% 100% _ Note: Map shows seven properties located in Manhattan. Medical office building in Brooklyn not pictured. $854 million portfolio that is diversified across eight mixed - use office and retail condominium buildings that are primarily located in Manhattan Subsequent to quarter - end, NYC executed two license agreement renewals with City Parking, extending their licenses at the properties through October 2022

Top 10 Tenant Investment Grade Profile

NEW YORK CITY REIT

NYC's top 10 tenants[1] feature a balance of large Investment Grade corporate tenants such as City National Bank and CVS and government agencies

Tenant	Space Type	Tenant Industry	Credit Rating[2]	Q1'22 Cash Rent Collection	Remaining Lease Term (in years)	% of Portfolio SLR	% of Portfolio SF
City National Bank	Office / Retail	Financial Services	A2	100%	11.3	7.3%	3.6%
Equinox	Retail	Fitness	Caa3	100%	16.7	5.8%	3.1%
Planned Parenthood Federation of America, Inc.	Office	Non-Profit	A3*	100%	9.3	5.6%	6.6%
Cornell University	Office	Healthcare Services	Aa1	100%	2.3	4.2%	3.0%
Dept. of Youth & Community Development	Office	Government	Aa2	100%	15.8	3.7%	4.1%
CVS	Retail	Retail	Baa2	100%	12.4	3.6%	1.0%
Waterfall Asset Management LLC	Office	Financial Services	Not Rated	100%	0.4	3.4%	2.6%
USA General Services Administration	Office	Government	Aaa	100%	0.2	3.3%	4.9%
I Love NY Gifts	Retail	Retail	Not Rated	Approved Agreement[3]	14.2	3.3%	0.8%
NYS Licensing	Office	Government	Aa2*	100%	5.3	3.1%	4.6%
*Implied Rating			71% IG Rated	97%	9.5	43.4%	34.3%

City National Bank – An RBC Company

Credit Rating: A2

GSA

Credit Rating: Aaa

CVS pharmacy

Credit Rating: Baa2

Weill Cornell Medicine

Credit Rating: Aa1

NYC Department of Youth & Community Development

Credit Rating: Aa2

Note: Cash Rent collection data as of May 1, 2022. Total rent collected during the period includes both Cash Rent due and payments made by tenants pursuant to rent deferral agreements or otherwise. Eliminating the impact of deferred rent paid, we collected the same percentage of Cash Rent due. Portfolio data as of March 31, 2022, unless otherwise noted.

1) Weighted based on annualized straight-line rent as of March 31, 2022.
2) Ratings information as of March 31, 2022. Weighted based on annualized straight-line rent. NYC's top 10 tenants are 51% actual Investment Grade ("IG") rated and 20% implied Investment Grade.
3) Provides a rent credit of $1.0 million (including $0.4 million for fourth quarter 2020, $0.2 million for first quarter 2021, $0.2 million for second quarter 2021, $0.1 million for third quarter 2021, and $0.1 million for first quarter 2022) and $0.6 million (including $0.1 million for third quarter 2020, $0.1 million for fourth quarter 2020 and $0.4 million for first quarter 2021) deferral in exchange for a 24-month lease extension, adding $4.7 million of new gross annual rent over the extension term.

11

Proactive Asset Management

NYC NEW YORK CITY REIT

NYC expects to continue on the leasing momentum it generated in 2021 by executing new leases with credit worthy tenants and lease renewals with existing tenants. In Q1'22, NYC increased Occupancy by 1.5% and had a 2022 Leasing Pipeline of 18,000 square foot that is expected to increase Occupancy from 84% to 86% as leases commence in Q2'22 and Q3'22

Leasing and Property Management Highlights

- ✓ Quarter over quarter Occupancy across the portfolio increased by 1.5%, including a 3% Occupancy increase at 9 Times Square
- ✓ NYC had a forward Leasing Pipeline of 18,000 square feet that is expected to increase Occupancy by 1.6% and straight-line rent by $0.9 million as leases commence in Q2'22 and Q3'22
  - NYC's Leasing Pipeline includes one Knotel replacement lease for 4,700 SF that would result in 76% of all of Knotel's former space replaced
- ✓ Since Knotel's termination, NYC has actively marketed turn-key space formerly occupied by Knotel and replaced 69% the former tenant's space since January 2021 with credit-worthy rent-paying tenants
- ✓ Management expects to benefit in 2022 from the leasing momentum NYC generated in 2021 as new leases commence and the New York City market continues to rebound

Proactive Replacement of Space Terminated by Knotel[3]



SF shown in 000's
Knotel Termination
Replacement Leases
0
(71)
23
9
9
8
5
33%
45%
58%
69%
69%
76%
Knotel Termination
Q1'21
Q2'21
Q3'21
Q4'21
Q1'22
Leasing Pipeline

Summary of Completed Knotel Replacement Lease and Terms

($ and SF in 000's)	123 William Street[2]	9 Times Square[2][3]	Combined Replacement Leases[3]
Straight-Line Rent[3] (SLR)	$1,444.8	$1,256.0	$2,700.8
Square Feet	27.8	26.3	54.1
Knotel SF Replacement (%)	77%	75%	76%
Knotel SLR Replacement (%)	73%	63%	70%
Wtg. Avg. Lease Term	5 Years	8 Years	7 Years

1) As of December 31, 2020, Knotel occupied 71,207 square feet, totaled $3.9 million of Annualized Straight-line Rent and had 7.8 years of Remaining Lease Term.
2) As of lease execution date.
3) Includes one executed LOI signed after quarter end that totals 4,738 SF and $0.2 million of annualized straight-line rent. The LOI is non-binding and may not be completed on its contemplated terms or at all.

12

13 Financial Highlights

Continued Cash Rent Collection Success

NEW YORK CITY REIT

NYC's portfolio mix of Investment Grade and government agency tenants with core commercial business continue to provide dependable rental income, resulting in a year over year Cash Rent collection rate increase of 11%(1)

Percentage of Cash Rent Due and Collected For Each Period


87%
91%
92%
97%
98%
+11% Year Over Year
Q1'2021
Q2'2021
Q3'2021
Q4'2021
Q1'2022

January	February	March
98% *collected*	98% *collected*	98% *collected*

✓ **Year over year, the percentage of Cash Rent due and collected by NYC for the applicable period has increased by 11% across the portfolio as Approved Agreements expired and tenants resumed paying Cash Rent due**

Note: Collection data as of May 1, 2022. Total rent collected during the period includes both Cash Rent due and payments made by tenants pursuant to rent deferral agreements or otherwise. Excludes fourth quarter Cash Rent received after May 1, 2022 that would apply to fourth quarter Cash Rent. Eliminating the impact of deferred rent paid, we collected the same percentage of Cash Rent due. This information may not be indicative of any future period and remains subject to changes based ongoing collection efforts and negotiation of additional agreements. The impact of the COVID-19 pandemic on our rental revenue for the first quarter of 2022 and thereafter cannot be determined at present. The ultimate impact on our future results of operations and liquidity will depend on the overall length and severity of the COVID-19 pandemic, which management is unable to predict.

1) Comparing the percentage of Cash Rent due and collected for Q1'2022 against Q1'2021.

14

15 15 Capital Structure and Q1’22 Financial Results Note: As of March 31, 2022, we had cash and cash equivalents of $10.3 million (excluding restricted cash). We are, however, r equ ired to maintain a minimum net worth in excess of $175.0 million and minimum liquid assets of $10.0 million under our loan se cur ed by our 9 Times Square property, which limits our use of this cash. Our principal sources of cash in recent periods have been cash on hand, cash fro m p rior borrowings and cash from equity issuances under the Company’s at - the - market program. In some recent periods, including 2020 and 2021 to date, the net cash provided by our property operations has not been sufficient to fund operating expenses and other capital requirements. We ant ici pate we will continue to fund a portion of our operating expenses and capital expenditures from the proceeds of share issuan ces under the at - the - market program and the proceeds from property dispositions, if any. We may only incur additional indebtedness on our properties (except our only un encumbered property, the Hit Factory, which is unoccupied and therefore unlikely to be accepted as collateral for a new mortg age loan) with the consent of the existing lenders, which may not be granted on acceptable or favorable terms, or at all, if we were to seek to obtain it. 1) See Definitions in the appendix for a full description. 2) See appendix for Non - GAAP reconciliations. Limited debt maturities though 2025 and Net Leverage of 40% coupled with supportive tailwinds as the New York City market rebounds from the COVID - 19 pandemic to continue to support improved financial performance Key Capitalization Metrics ($ and shares in mm) Q1’22 Fixed / Floating Debt % 100% / 0% Weighted Averaged Effective Interest Rate 4.4% Total Debt $399.5 Net Debt (1) $389.2 Real estate assets, at cost $853.7 Net Leverage 39.9% Basic and Diluted Shares Outstanding 13.3 Debt Maturity Schedule $49.5 $99.0 $140.0 $60.0 $51.0 $40.0 $60.0 $80.0 $100.0 $120.0 $140.0 $160.0 $180.0 2022 2023 2024 2025 2026 2027 2028 2029 2030+ Key Financial Results ($ mm) Q1’21 Q1’22 Revenue from Tenants $15.2 $15.6 Net Loss ($13.5) ($11.1) Funds from Operations (1)(2) ($5.0) ($4.1) Core Funds from Operations (1)(2) ($2.9) ($2.0) Cash NOI (1)(2) $5.6 $5.7 Capital Structure x Fixed rate, long - term mortgage debt with a weighted averaged effective interest rate 4.4% x Weighted average debt maturity of 4.9 years with no debt maturities through 2023 and Net Leverage of 39.9% x As of May 1st, 2022, NYC’s independent board members owned over 57,000 shares of NYC and separately, NYC’s Advisor and its affiliates owned over 1,500,000 shares of NYC

16 16 Management and Board of Directors

17 17 Experienced Management Team Michael Weil Chief Executive Officer, President and Chairman of the Board of Directors ▪ Founding partner of AR Global ▪ Formerly, Mr. Weil served as Executive Vice President of AR Capital, where he supervised the origination of investment opport uni ties for all AR Capital - sponsored investment programs ▪ Served as president of the Board of Directors of the Real Estate Investment Securities Association (n/k/a ADISA) Chris Masterson Chief Financial Officer and Treasurer ▪ Elected Chief Financial Officer and Treasurer of New York City REIT in September 2019 ▪ Currently serves as Chief Financial Officer of Global Net Lease, Inc. (NYSE: GNL) ▪ Past experience includes accounting positions with Goldman Sachs and KPMG Jason Slear Executive Vice President of Real Estate Acquisitions and Dispositions ▪ Responsible for sourcing, negotiating and closing AR Global’s real estate acquisitions and dispositions ▪ Oversaw the acquisition of over $3.5 billion of real estate assets and the lease - up of over 10 million square feet during profes sional career Boris Korotkin Senior Vice President of Capital Markets ▪ Responsible for leading all debt capital market transactions ▪ Former Executive Vice President of Transaction Structuring for American Financial Realty Trust Ori Kravel Senior Vice President of Corporate Development ▪ Responsible for corporate development and business strategy ▪ Executed over $12 billion of capital market transactions and over $25 billion of M&A transactions Christopher Chao Senior Vice President of Asset Management ▪ Responsible for asset management and leasing activity ▪ Former asset management and acquisitions director for Paramount Group, Inc., a 9 million square foot New York City office por tfo lio

Board of Directors

NYC NEW YORK CITY REIT



Michael Weil | Director and Executive Chairman

- Founding partner of AR Global
- Formerly, Mr. Weil served as Executive Vice President of AR Capital, where he supervised the origination of investment opportunities for all AR Capital-sponsored investment programs
- Prior to the establishment of AR Capital, Mr. Weil served as Senior Vice President of Sales and Leasing for American Financial Realty Trust (AFRT), where he was responsible for the disposition and leasing activity for an approximately 30 million square foot portfolio
- Served as president of the Board of Directors of the Real Estate Investment Securities Association (n/k/a ADISA)



Elizabeth Tuppeny | Lead Independent Director

- Chief Executive Officer and founder of Domus, Inc., since 1993
- 30 years of experience in the branding and advertising industries, with a focus on Fortune 500 companies
- Ms. Tuppeny also founded EKT Development, LLC to pursue entertainment projects in publishing, feature film and education video games



Lee Elman | Independent Director and Audit Committee Chairman

- Independent director of the Company since February 2016
- Founder & President of Elman Investors Inc., an international real-estate investment bank
- 40+ years of real estate investment experience in the US and abroad
- Mr. Elman holds a J.D. from Yale Law School and a B.A. from Princeton University's Woodrow Wilson School of Public and International Affairs



Abby Wenzel | Independent Director

- Ms. Wenzel was a member of the law firm of Cozen O'Conner, resident in the New York Office from April 2009 until her retirement in June 2019. Ms. Wenzel practiced in in the Real Estate Group and capital markets practice area, focusing on capital markets, finance and sale leaseback transactions
- Prior to joining Cozen O'Connor, Ms. Wenzel was a partner with Wolf Block, LLP, managing partner of its New York office and chair of its structured finance practice from October 1999 until April 2009

Strong Corporate Governance

- ✓ Majority independent Board of Directors, with additional oversight provided by committees comprised solely of independent directors
- ✓ PricewaterhouseCoopers LLP currently acts as the independent auditor for NYC
- ✓ NYC is supported by robust financial accounting and reporting teams, and maintains financial reporting processes, controls and procedures
- ✓ Management and shareholders fully aligned to compensate based on operational outperformance

- ✓ **NYC's independent board members and the Advisor and its affiliates have each separately demonstrated its depth of commitment to NYC's long-term value by increasing ownership in NYC. As of May 1st 2022, NYC's independent board members owned over 57,000 shares of NYC and separately, NYC's Advisor and its affiliates owned over 1,500,000 shares of NYC**

18

19 19 Appendix

20 20 Definitions Adjusted EBITDA : We believe that Adjusted EBITDA, which is defined as earnings before interest, taxes, depreciation and amortization adjusted for acquisition and transaction - related expenses, listing - related costs and expenses, other non - cash items such as the vesting and conversion of the Class B Units, equity - based compensation expense and including our pro - rata share from unconsolidated joint ventures, is an appropriate measure of our ability to incur and service debt . Adjusted EBITDA should not be considered as an alternative to cash flows from operating activities, as a measure of our liquidity or as an alternative to net income as an indicator of our operating activities . Other REITs may calculate Adjusted EBITDA differently and our calculation should not be compared to that of other REITs . Annualized Straight - Line Rent : Straight - line rent which is annualized and calculated using most recent available lease terms as of the period end indicated . Approved Agreement : Represents Deferral Agreements as well as amendments granting the tenant a rent credit for some portion of original Cash Rent due . The rent credit is generally coupled with an extension of the lease . The terms of the lease amendments providing for rent credits differ by tenant in terms of the length and amount of the credit . A “Deferral Agreement” is an executed or approved amendment to an existing lease agreement to defer a certain portion of Cash Rent due . Cash NOI : We define Cash NOI as NOI excluding amortization of above/below market lease intangibles and straight - line adjustments that are included in GAAP lease revenues . Cash Rent : Represents total of all contractual rents on a cash basis due from tenants as stipulated in the originally executed lease agreements for the applicable period taking into account any deferrals or lease amendments . “Original Cash Rent” refers to contractual rents on a cash basis due from tenants as stipulated in their originally executed lease agreement based on leases in place for the applicable period, prior to any rent deferral agreement . We calculate “Original Cash Rent collections” by comparing the total amount of rent collected during the period to the original Cash Rent due for the applicable period . Total rent collected during the period includes both original Cash Rent due and payments made by tenants pursuant to rent deferral agreements . Core FFO : In calculating Core FFO, we start with FFO, then we exclude the impact of discrete non - operating transactions and other events which we do not consider representative of the comparable operating results of our real estate operating portfolio, which is our core business platform . Specific examples of discrete non - operating items include acquisition and transaction related costs for dead deals, debt extinguishment costs, listing related costs and expenses (including the vesting and conversion of Class B units and cash expenses and fees which are non - recurring in nature incurred in connection with the listing of Class A common stock on the NYSE and related transactions), and non - cash equity - based compensation . We add back non - cash write - offs of deferred financing costs and prepayment penalties incurred with the early extinguishment of debt which are included in net income but are considered financing cash flows when paid in the statement of cash flows . We consider these write - offs and prepayment penalties to be capital transactions and not indicative of operations . By excluding expensed acquisition and transaction dead deal costs as well as non - operating costs, we believe Core FFO provides useful supplemental information that is comparable for each type of real estate investment and is consistent with management’s analysis of the investing and operating performance of our properties . In future periods, we may also exclude other items from Core FFO that we believe may help investors compare our results . EBITDA : Defined as earnings before interest, taxes, depreciation and amortization (“EBITDA”) . We believe that EBITDA is an appropriate measure of our ability to incur and service debt . EBITDA should not be considered as an alternative to cash flows from operating activities, as a measure of our liquidity or as an alternative to net income as an indicator of our operating activities . FFO : We define FFO, a non - GAAP measure, consistent with the standards established over time by the Board of Governors of NAREIT, as restated in a White Paper approved by the Board of Governors of NAREIT effective in December 2018 (the “White Paper”) . The White Paper defines FFO as net income or loss computed in accordance with GAAP, excluding depreciation and amortization related to real estate, gains and losses from the sale of certain real estate assets, gains and losses from change in control and impairment write - downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity . Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect FFO . Our FFO calculation complies with NAREIT’s definition . Investment Grade : As used herein, investment grade includes both actual investment grade ratings of the tenant or guarantor, if available, or implied investment grade . Implied investment grade may include actual ratings of tenant parent, guarantor parent (regardless of whether or not the parent has guaranteed the tenant’s obligation under the lease) or by using a proprietary Moody’s analytical tool, which generates an implied rating by measuring a company’s probability of default . Ratings information is as of March 31 , 2022 . Top 10 tenants are 51 % actual investment grade rated and 20 % implied investment grade rated . Leasing Pipeline : Includes ( i ) all leases fully executed by both parties as of May 1 , 2022 , but after March 31 , 2022 , and (ii) all leases under negotiation with an executed LOI by both parties as of May 1 , 2022 . This represents three executed lease totaling 13 , 300 square feet and one signed Letter of Intent (“LOI”) for 4 , 700 square feet . Leasing pipeline should not be considered an indication of future performance . Net Debt : Total debt of $ 399 . 5 million less cash and cash equivalents of $ 10 . 3 million (excluding restricted cash) as of March 31 , 2022 . Net Leverage : For the Company and for March 31 , 2022 , represents total mortgage notes payable, gross of $ 399 . 5 million minus cash and cash equivalents of $ 10 . 3 million (excluding restricted cash) divided by total assets of $ 810 . 2 million plus accumulated depreciation and amortization of $ 164 . 7 million as of March 31 , 2022 . For peers, represents total debt, plus preferred equity, minus cash and cash equivalents divided by total assets plus accumulated depreciation and amortization, at cost, as of March 31 , 2022 . NOI : Defined as a non - GAAP financial measure used by us to evaluate the operating performance of our real estate . NOI is equal to total revenues, excluding contingent purchase price consideration, less property operating and maintenance expense . NOI excludes all other items of expense and income included in the financial statements in calculating net (loss) . Occupancy : Represents percentage of square footage of which the tenant has taken possession of divided by the respective total rentable square feet as of the date or period end indicated . Remaining Lease Term : Represents the outstanding tenant lease term . Weighted based on Annualized Straight - Line rent as of the date or period end indicated . Total Return : Calculated by taking the ending share price on March 31 , 2022 less the beginning share price on January 1 , 2021 plus dividends paid divided by the beginning share price on January 1 , 2021 and shown as a percentage .

21 21 Reconciliation of Non - GAAP Metrics: Cash NOI For the Three Months Ended (in thousands) March 31, 2022 December 31, 2021 March 31, 2021 Net Loss (in accordance with GAAP) $ (11,105) $ (3,755) $ (13,535) Depreciation & Amortization 6,981 7,657 8,526 Interest Expense 4,715 4,811 4,713 Income tax (benefit) expense — 23 — EBITDA $ 591 $ 8,736 $ (296) Impairment of real estate investments — 1,039 — Equity - based compensation 2,120 2,119 2,115 Other income 37 (3) 8 Adjusted EBITDA $ 2,748 $ 11,891 $ 1,827 Asset and property management fees to related parties 1,922 1,938 1,907 General & Administrative 2,398 2,104 2,732 NOI $ 7,068 $ 15,933 $ 6,466 Accretion of below - and amortization of above - market lease liabilities and assets, net (51) (7,864) (215) Straight - line rent (revenue as a lessor) (1,303) (972) (640) Straight - line ground rent (expense as lessee) 27 27 28 Cash NOI $ 5,741 $ 7,124 $ 5,639 Cash Net Operating Income (Cash NOI) Reconciliation Schedule

22 22 Reconciliation of Non - GAAP Metric: FFO (in thousands) Three Months Ended March 31, 2022 Three Months Ended March 31, 2021 Net Loss (in accordance with GAAP) $ (11,105) $ (13,535) Depreciation and amortization 6,981 8,526 FFO (As defined by NAREIT) $ (4,124) $ (5,009) Equity - based compensation 2,120 2,115 Core FFO attributable to common stockholders $ (2,004) $ (2,894) Funds From Operations (FFO) Reconciliation Schedule

23 23 Legal Notices

24 24 Important Additional Information and Where to Find It References in this presentation to the “Company,” “we,” “us” and “our” refer to New York City REIT, Inc. (“NYC”) and its cons oli dated subsidiaries. This presentation contains estimates and information concerning the Company’s industry and the Company’s peer companies that are based on industry publications, reports and peer company public filings. The Company has not independently verified the accuracy of the data co nta ined in these industry publications, reports and peer company public filings. These estimates and information involve a number of assumptions and li mit ations, and you are cautioned not to rely on or give undue weight to this information. The industry in which we operate is subject to a high deg ree of uncertainty and risk due to variety of factors, including those described in the “Risk Factors” and “Management's Discussion and Analysis of Financial Co ndi tion and Results of Operations” sections of the Company’s Annual Report on Form 10 - K filed with the SEC on March 18, 2022 and all other filings file d with the SEC after that date. These and other factors could cause results to differ materially from those expressed in these publications and reports . The majority of the concessions granted to our tenants as a result of the COVID - 19 pandemic are rent deferrals or temporary rent abatements with the original lease term unchanged and collection of deferred rent deemed probable. As a result of relief granted by the FASB and the SEC related to lease modification accounting, rental revenue used to calculate Net Income, NAREIT FFO, Core FFO, EBITDA, and Adjusted EBITDA has n ot been, and we do not expect it to be, significantly impacted by these types of deferrals. 24

Forward Looking Statements

NYC NEW YORK CITY REIT

Certain statements made in this presentation are "forward-looking statements" (as defined in Section 21E of the Exchange Act), which reflect the expectations of the Company regarding future events. You can identify forward-looking statements by the use of forward looking terminology such as "believes," "expects," "may," "will," "would," "could," "should," "seeks," "intends," "plans," "projects," "estimates," "anticipates," "predicts," or "potential" or the negative of these words and phrases or similar words or phrases. The forward-looking statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially from those contained in the forward-looking statements. These forward-looking statements include, but are not limited to, market and other expectations, objectives, and intentions, as well as any other statements that are not historical facts.

Our potential risks and uncertainties are presented in the section titled "Item 1A. Risk Factors" in the Company's Annual Report on Form 10-K filed with the SEC on March 18, 2022 as well as other subsequent reports filed with the SEC. Forward-looking statements speak as of the date they were made and we disclaim any obligation to update and revise statements contained in these materials to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time, unless required by law. The following are some of the risks and uncertainties relating to us, although not all risks and uncertainties, that could cause our actual results to differ materially from those presented in our forward-looking statements:

- Our properties may be adversely affected by economic cycles and risks inherent to New York City.
- Our ability to fund our capital requirements will depend on, among other things, the amount of cash we are able to generate from our operations, which is dependent on, among other things, the impact of the COVID-19 pandemic on our tenants and other factors outside of our control, and our ability to access capital from outside sources, which may not be available on acceptable or favorable terms, or at all.
- If we are not able to generate sufficient cash flows from operations, we may continue to fund dividends from sources other than cash flow from operations and may have to reduce the amount of dividends we pay or identify other financing sources.
- Funding dividends from other sources such as borrowings, asset sales or equity issuances limits the amount we can use for property acquisitions, investments and other corporate purposes.
- We are subject to risks associated with a pandemic, epidemic or outbreak of a contagious disease, such as the ongoing global COVID-19 pandemic, including negative impacts on our tenants and their respective businesses.
- Geopolitical instability due to the ongoing military conflict between Russia and Ukraine may impact the economic conditions in the United States.
- Inflation and continuing increases in the inflation rate may have an adverse effect on our investments and results of operations.
- Increases in interest rates could increase the amount of our debt payments.
- Market and economic challenges experienced by the U.S. and global economies may adversely impact aspects of our operating results and operating condition.
- We depend on tenants for our rental revenue and, accordingly, our rental revenue is dependent upon the success and economic viability of our tenants. Lease terminations, tenant default and bankruptcy have adversely affected and could in the future adversely affect the income and cash flow produced by our properties.
- In owning properties we may experience, among other things, unforeseen costs associated with complying with laws and regulations and other costs, potential difficulties selling properties and potential damages or losses resulting from climate change.
- We depend on our Advisor and our Property Manager to provide us with executive officers, key personnel and all services required for us to conduct our operations and our operating performance may be impacted by any adverse changes in the financial health or reputation of our Advisor and our Property Manager.
- All of our executive officers face conflicts of interest, such as conflicts created by the terms of our agreements with the Advisor and compensation payable thereunder, conflicts allocating investment opportunities to us, and conflicts in allocating their time and attention to our matters. Conflicts that arise may not be resolved in our favor and could result in actions that are adverse to us.
- We have long-term agreements with our Advisor and its affiliates that may be terminated only in limited circumstances and may require us to pay a termination fee in some cases.
- We have substantial indebtedness and may be unable to repay, refinance, restructure or extend our indebtedness as it becomes due. We may incur additional indebtedness in the future.
- We have been in breach of several of our mortgage loans during 2021 encumbering certain of our properties for multiple quarters and have been or will be unable to use excess cash flow, if any, from those properties until the breaches are cured. If we experience additional lease terminations, it is possible that certain of the covenants on other loans may be breached and we may also become restricted from accessing excess cash flows from those properties.
- The stockholder rights plan adopted by our board of directors, our classified board and other aspects of our corporate structure and Maryland law may discourage a third party from acquiring us in a manner that might result in a premium price to our stockholders.
- Restrictions on share ownership contained in our charter may inhibit market activity in shares of our stock and restrict our business combination opportunities.
- We may fail to continue to qualify as a REIT.

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